PTC completes divestiture of Kepware and thingworx businesses

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Divestiture of Kepware Industrial Connectivity and ThingWorx IoT businesses enables PTC to increase focus on Intelligent Product Lifecycle vision
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Updating post-divestiture financial guidance for FY’26 and Q2’26
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Net after-tax proceeds from the divestiture will be used for share repurchases; Announcing $375 million accelerated share repurchase program

BOSTON, MA, March 16, 2026 - PTC (NASDAQ: PTC) today announced it has completed the previously announced sale of the company’s Kepware® industrial connectivity and ThingWorx® Internet of Things (IoT) businesses to TPG, a leading global alternative asset management firm.

“We are pleased to complete the divestiture of our Kepware and ThingWorx businesses as we increase our focus on our Intelligent Product Lifecycle vision,” said Neil Barua, President and CEO, PTC. “We want to thank the teams moving over for their years of service, and we wish them well moving forward.”

Financial Details

PTC received cash proceeds of $523 million upon closing (previously estimated at $525 million), reflecting closing adjustments of $42 million related to working capital and indebtedness (previously estimated at $40 million). Net after-tax transaction proceeds will be approximately $375 million (previously estimated at approximately $365 million), after the payment of divestiture-related costs of approximately $40 million (previously estimated at approximately $35 million) and cash taxes related to the divestiture of approximately $110 million (previously estimated at approximately $125 million).

PTC will use the net after-tax proceeds for share repurchases and intends to enter into a $375 million accelerated share repurchase agreement in Q2’26, with final settlement expected in Q3’26.

As expected, we are updating our guidance for cash flow, revenue, and EPS to account for the divestiture. There are no additional changes to our previous guidance provided on February 4, 2026.

Full Fiscal Year 2026 and Second Fiscal Quarter Guidance

$ in millions, except per share amounts % rounded to the nearest half	FY’26 Previous Guidance	FY’26 Guidance Excluding Kepware and ThingWorx[3]	Q2’26 Previous Guidance	Q2’26 Guidance Excluding Kepware and ThingWorx[3]
Constant currency ARR excluding Kepware and ThingWorx (FY’26 Plan FX rates1)	7.5% to 9.5% growth	7.5% to 9.5% growth	8% to 8.5% growth	8% to 8.5% growth
Operating cash flow	~$1,030	~$880	$315 to $320	$315 to $320
Free cash flow[2]	~$1,000	~$850[4]	$310 to $315	$310 to $315
Revenue	$2,675 to $2,940	$2,540 to $2,805	$710 to $770	$685 to $745
Earnings per share	$4.42 to $6.93	$6.94 to $9.66	$1.25 to $1.87	$4.09 to $4.74
Non-GAAP earnings per share[2]	$6.69 to $9.15	$6.36 to $8.84	$1.93 to $2.54	$1.87 to $2.47

1 On a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.

2 Refer to the GAAP to non-GAAP reconciliation tables on page 2.

3 Updated guidance for cash flow, revenue, and EPS reflects the effect of the Kepware and ThingWorx divestiture. FY’26 cash flow guidance includes approximately $150 million of divestiture-related outflows, which are not expected to recur in future years. This amount is comprised of approximately $40 million of divestiture-related costs and approximately $110 million of divestiture-related cash taxes. Q2’26 cash flow guidance includes approximately $5 million of divestiture-related costs. FY’26 and Q2'26 GAAP EPS guidance includes approximately $145 million and $135 million, respectively, of divestiture-related expenses and taxes. FY’26 and Q2’26 GAAP EPS guidance also includes a $464 million gain on the sale of our Kepware and ThingWorx businesses.

4 FY’26 free cash flow guidance includes approximately $20 million of capital expenditures which are not expected to recur in future years, related to moving a major R&D center to a new office.

Reconciliation of FY’26 Operating Cash Flow Guidance Including Kepware and ThingWorx to FY’26 Operating Cash Flow Guidance Excluding Kepware and ThingWorx

$ in millions	FY’26 Operating Cash Flow Guidance

Previous FY’26 operating cash flow guidance including Kepware and ThingWorx	~$1,030
Estimated operating cash flow impact related to absence of Kepware and ThingWorx post-divestiture, largely offset by estimated net proceeds from divestiture-related Transition Services Agreement	~$0
Estimated divestiture-related costs, which are not expected to recur in future years	~($40)
Estimated divestiture-related cash taxes, which are not expected to recur in future years	~($110)
Updated FY’26 operating cash flow guidance excluding Kepware and ThingWorx	~$880

Reconciliation of FY’26 Free Cash Flow Guidance Including Kepware and ThingWorx to FY’26 Free Cash Flow Guidance Excluding Kepware and ThingWorx

$ in millions	FY’26 Free Cash Flow Guidance

Previous FY’26 free cash flow guidance including Kepware and ThingWorx	~$1,000
Estimated free cash flow impact related to absence of Kepware and ThingWorx post-divestiture, largely offset by estimated net proceeds from divestiture-related Transition Services Agreement	~$0
Estimated divestiture-related costs, which are not expected to recur in future years	~($40)
Estimated divestiture-related cash taxes, which are not expected to recur in future years	~($110)
Updated FY’26 free cash flow guidance excluding Kepware and ThingWorx	~$850[1]

1 Refer to the Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance table below.

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

$ in millions	FY’26 Guidance	Q2’26 Guidance

Operating cash flow	~$880	$315 to $320
Capital expenditures	~$30	~$5
Free cash flow	~$850	$310 to $315

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’26 Guidance	Q2’26 Guidance

Earnings per share	$6.94 to $9.66	$4.09 to $4.74
Stock-based compensation	$2.22 to $1.97	$0.65 to $0.58
Amortization of acquired intangible assets	~$0.68	~$0.17
Acquisition and transaction-related charges	~$0.30	~$0.21
Non-operating charges (credits), net	~($3.97)	~($3.93)
Income tax adjustments	$0.19 to $0.20	$0.68 to $0.70
Non-GAAP Earnings per share	$6.36 to $8.84	$1.87 to $2.47

FY’26 financial guidance includes the following assumptions:

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We provide ARR guidance on a constant currency basis, using our FY’26 Plan foreign exchange rates (rates as of September 30, 2025) for all periods.
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We expect churn to remain low.
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For cash flow, due to largely similar invoicing seasonality and timing of expenses, and consistent with the past 5 years, we expect the majority of our collections to occur in the first half of our fiscal year and for fiscal Q4 to be our lowest cash flow generation quarter.
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FY’26 GAAP operating expenses are expected to increase approximately 3%, primarily due to the divestiture-related expenses. Apart from the divestiture-related expenses, GAAP and non-GAAP operating expenses are expected to be relatively flat, as investments to drive future growth are offset by net proceeds from the divestiture-related Transition Services Agreement and lower operating expenses due to divested costs.
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We expect the absence of FY’26 Kepware and ThingWorx cash flow post-divestiture to be largely offset by FY’26 net proceeds from the divestiture-related Transition Services Agreement.
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Capital expenditures are expected to be approximately $30 million, with approximately $20 million of capital expenditures in FY’26 that are not expected to recur in future years, related to moving a major R&D center to a new office.
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Cash interest payments are expected to be approximately $50 million to $70 million.
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Cash tax payments are expected to be approximately $240 million to $260 million, of which approximately $110 million is related to the Kepware and ThingWorx transaction and not expected to recur in future years.
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GAAP and non-GAAP tax rates are expected to be approximately 20% to 25%.

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GAAP P&L results are expected to include the items below, netting to a gain of approximately $90 million to $120 million, as well as their related tax effects:
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approximately $465 million of non-operating credits, primarily related to a gain on the sale of our Kepware and ThingWorx businesses, partially offset by
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approximately $230 million to $260 million related to stock-based compensation,
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approximately $80 million related to amortization of acquired intangible assets, and
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approximately $35 million related to acquisition and transaction-related charges, of which approximately $25 million is expected in Q2’26.
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In Q2’26, we intend to repurchase approximately $250 million of common stock. In addition, we will use the net after-tax proceeds from the Kepware and ThingWorx transaction for incremental share repurchases and intend to enter into a $375 million accelerated share repurchase agreement in Q2’26, with final settlement expected in Q3’26. In Q2’26, we expect a decrease in fully diluted shares to approximately 118 million shares, compared to 121 million shares in Q2’25. In addition, in the second half of FY’26, we intend to repurchase between $150 million and $250 million of common stock per quarter. In total, we expect to repurchase approximately $1.125 billion to $1.325 billion of our shares in FY’26.

PTC Investor Update Call

PTC will host a conference call to discuss the divestiture and updated guidance at 5:00 pm ET on Monday, March 16, 2026. To participate in the live conference call, dial (888) 596-4144 or (646) 968-2525, provide the passcode 9277628, and press # or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; impairment and other charges (credits), net; non-operating charges and credits shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return excess cash to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’26 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2025, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, SaaS, hosting, and support contracts as of the end of the reporting period. We calculate ARR as follows:

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We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
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For contracts that include annual values that change over time, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include any future committed increases in the contract value as of the date of the ARR calculation.
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As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future contract renewals or non-renewals.

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Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We generally invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized as revenue at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future operating, financial and growth expectations, potential stock repurchases, and the anticipated benefits of the sale of the Kepware and ThingWorx businesses (the “divestiture”) are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of import tariffs, threats of additional and reciprocal import tariffs, global trade and geopolitical tensions and uncertainty, including the recent military conflict in Iran, volatile foreign exchange rates, high interest rates or increases in interest rates, inflation, and tightening of credit standards and availability, any of which could cause customers to delay or reduce purchases of new software, adopt competing software solutions, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect our ARR (Annual Run Rate) and/or financial results and cash flow and growth; our investments in our software solutions, including the integration of artificial intelligence (AI) capabilities into our software solutions, may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those solutions than we expect or if they adopt competing solutions; customers may not build the product data foundations essential for the AI-driven transformation of their business when or as we expect, which could adversely affect our ARR and/or financial results and cash flow and growth; our go-to-market realignment and related initiatives may not generate the ARR and/or financial results or cash flow when or as we expect; the future thresholds upon which the additional contingent consideration of up to $125 million related to the divestiture that would become payable upon TPG’s future sale of the divested businesses may not be achieved; the proceeds we receive under the Transition Services Agreement entered into in connection with the divestiture may be lower than expected and/or may not offset our expenses and/or the cash flow impact of the divestiture to the extent expected; the divestiture and/or performance of the Transition Services Agreement may disrupt our business to a greater extent than we expect; other uses of cash or our credit facility limits could limit or preclude the return of excess cash and the net proceeds of the divestiture to shareholders by way of share repurchases, or could change the amount and timing of any share repurchases; we may be unable to conclude an accelerated share repurchase agreement on acceptable terms, resulting in lower share repurchases than expected; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are described from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 30,000 customers globally. For more information, please visit www.ptc.com.

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